Exhibit 99.L

Law Offices of
Paul, Hastings, Janofsky & Walker LLP
55 Second Street
San Francisco, California 94105-3441
Telephone (415) 856-7000
Facsimile (415) 856-7100
Internet www.paulhastings.com

August 27, 2003

Franklin Templeton Limited Duration Income Trust
One Franklin Parkway
San Mateo, California 94403-1906

Attention: Murray L. Simpson

                                                Re:          Franklin Templeton Limited Duration Income Trust

Ladies and Gentlemen:

We are furnishing this opinion of counsel to Franklin Templeton Limited Duration Income Trust, a Delaware statutory trust (the “Fund”), in connection with the Registration Statement of the Fund on Form N-2 (the “Registration Statement”), filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, with respect to the sale and issuance of certain of the Fund’s common shares of beneficial interest (the “Shares”). The Shares are to be sold pursuant to an Underwriting Agreement as contemplated in the prospectus incorporated by reference in the Registration Statement.

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, the conformity to the originals of all records, documents, and instruments submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.  We have based our opinion on: the Fund’s Certificate of Trust as amended; the Fund’s Agreement and Declaration of Trust; the By-laws of the Fund; the Registration Statement; and the originals or copies certified to our satisfaction of such documents, records, certificates, memoranda or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based on the foregoing, and in reliance thereon, we are of the opinion that when issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware Statutory Trust Act, as in effect on the date hereof.

We hereby consent to (i) the reference to our firm as Legal Counsel in the Registration Statement; and (ii) the filing of this opinion as an exhibit to the Registration Statement.

Sincerely yours,

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP